Exhibit 99.1

Arrow Bidco, LLC Announces Settlement of the Exchange Offer and Consent Solicitation in respect of its Senior Secured Notes; Further Optimizing Financial Flexibility and Liquidity Profile

THE WOODLANDS, Texas—November 1, 2023—Arrow Bidco, LLC (the “Issuer”), a Delaware limited liability company and an indirect subsidiary of Target Hospitality Corp. (“Target Hospitality”, “Target”, or the “Company”) (NASDAQ: TH), today announced the settlement of the previously announced offer to exchange (the “Exchange Offer”) any and all of its outstanding 9.50% Senior Secured Notes due 2024 (the “Existing Notes”) for cash and for the Issuer’s new 10.75% Senior Secured Notes due 2025 (the “New Notes”) and solicitation of consents to certain proposed amendments to the indenture governing the Existing Notes (the “Consent Solicitation).

The Exchange Offer expired at 5:00 p.m., New York City time, on October 30, 2023 (the “Expiration Date”). Approximately $181.4 million of Existing Notes were validly tendered and not validly withdrawn as of the early exchange date and withdrawal deadline, which expired at 5:00 p.m., New York City time, on October 13, 2023, with no additional valid tenders of Existing Notes received thereafter. In total, approximately $181.4 million Existing Notes were exchanged by the Issuer on November 1, 2023 (the “Settlement Date”).

The completion of the Exchange Offer is a continuation of the Company’s focused commitment to strengthening its balance sheet, while optimizing financial flexibility. Target anticipates continued progress towards achieving a net-debt free balance sheet, with total available liquidity in excess of $315 million by year-end 2023.

On the Settlement Date, the Issuer issued approximately $181.4 million in New Notes and paid approximately $2.7 million in cash to eligible holders whose Existing Notes were accepted for exchange in the Exchange Offer. Holders whose Existing Notes were accepted for exchange also received a cash payment representing interest that has accrued from the most recent interest payment date in respect of the Existing Notes up to, but not including, the Settlement Date.

BofA Securities, Inc served as lead dealer manager, Deutsche Bank Securities Inc. served as senior co-dealer manager, TCBI Securities, Inc. served as co-dealer manager and Allen & Overy LLP served as legal counsel to the Issuer on this transaction. Latham & Watkins LLP served as legal counsel to the dealer managers. D.F. King & Co., Inc. served as the exchange agent on this transaction.

This press release is for informational purposes only and is neither an offer to buy nor a solicitation of an offer to sell any of the New Notes or any other securities. The New Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The New Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the offering circular relating to the Exchange Offers and the New Notes.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Issuer’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. More information about potential risks and uncertainties that could materially affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections of Target Hospitality Corp.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the Securities and Exchange Commission (“SEC”) on August 9, 2023 and Target Hospitality Corp.’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 10, 2023, as well as other risks and uncertainties specified in the “Risk Factors” section of the Offering Memorandum. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them publicly or to revise them in light of new information or future events.

About the Issuer

The Issuer is a Delaware limited liability company that provides workforce housing and hospitality solutions, as well as transportation and logistics services in the United States. It is a direct wholly-owned subsidiary of Topaz Holdings.

Contacts:

Mark Schuck
(832) 702 – 8009
ir@targethospitality.com

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